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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) October 20, 2003

                            SFBC International, Inc.
                            ------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                  000-16119             59-2407464
          --------                   --------             ----------
(State of other jurisdiction       (Commission           (IRS Employer
      of incorporation)            File Number)       Identification No.)

  11190 Biscayne Blvd., Miami, Florida         33181
  ------------------------------------         -----
(Address of principal executive offices)     (Zip Code)

        Registrant's telephone number, including area code: 305-895-0304
                                                            ------------

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     SFBC International, Inc., a Delaware corporation, files the following information which is also included in the press release furnished pursuant to
Item 12 below:

     Revenue for the third quarter was $29.1 million, an increase of 66.3 percent, compared to $17.5 million for the quarter ended September 30, 2002. For the third quarter of 2003, SFBC recorded net revenues by geographic region of $14.9 million from U.S. operations and $14.2 million from Canadian operations. For the third quarter, SFBC reported gross margins of 40.2 percent compared with gross margins of 44.8 percent in the prior year's period. Net earnings for the third quarter of 2003 increased 54.5 percent to $3.4 million compared to $2.2 million for the third quarter of 2002. Capital expenditures were $1.2 million in the third quarter of 2003. Earnings per fully diluted share were $0.42 in the third quarter of 2003 compared to $0.30 in the third quarter of 2002, an increase of 40.0 percent.

     Revenue for the first nine months of 2003 was $70.2 million, an increase of
68.1 percent, compared to $41.8 million for the nine months ended September 30, 2002. For the nine months ended September 30, 2003, SFBC recorded net revenues by geographic region of $36.9 million from U.S. operations and $33.2 million from Canadian operations. For the nine months ended September 30, 2003, SFBC reported gross margins of 42.1 percent compared with gross margins of 45.0 percent in the prior year's period. Net earnings for the first nine months of 2003 increased 51.6 percent to $7.4 million compared to $4.9 million for the first nine months of 2002. Capital expenditures for the nine months ended September 30, 2003 were $3.5 million. Earnings per fully diluted share were $0.93 in the first nine months of 2003 compared to $0.66 in the first nine months of 2002, an increase of 40.9 percent.

     SFBC's effective tax rate in the third quarter of 2003 was 20.3 percent compared with 28.4 percent in the third quarter of 2002.

     In addition, the information in Exhibit 99.1 is hereby incorporated in this
Item 5.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

     99.1 Certain financial information released by SFBC International, Inc. on October 20, 2003.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     SFBC International, Inc., a Delaware corporation, furnishes its press release dated October 20, 2003 which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SFBC International, Inc.

                              By: /s/ Arnold Hantman
                                  ------------------------
                                  Arnold Hantman,
                                  Chief Executive Officer

Date: October 20, 2003